Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: New Concept Energy Inc. Gene Bertcher (800) 400-6407 info@newconceptenergy.com

New Concept Energy, Inc. Reports Fourth Quarter and Full Year 2022 Results

Dallas (March 21, 2023) New Concept Energy, Inc. (NYSE American: GBR), (the “Company” or “NCE”) a Dallas-based company, today reported Results of Operations for the fourth quarter and the full year ended December 31, 2022.

During the three months ended December 31, 2022 the Company reported a net income of $11,000 compared to a net loss of $49,000 for the same period ended December 31, 2021.

For the full year ended December 31, 2022 the Company reported net income of $181,000 compared to net income of $70,000 for the same period ended December 31, 2021.

Fiscal 2022 as compared to 2021

Revenues: Revenues from rent for the leased property was $101,000 in 2022 and 2021. Revenues from managing the oil and gas operations for a third party was $111,000 in 2022.

Operating Expenses: Operating expenses for the real estate property was $57,000 in 2022 and $77,000 in 2021. General and administrative expenses were $317,000 in 2022 and $360,000 in 2021.

Interest Income: Interest Income was $212,000 in 2022 and $220,000 in 2021.

Other Income: Other income was $131,000 in 2022 compared to $191,000 in 2021. Included in other income for 2022 is $63,000 which represents the collection of an investment that had previously been fully reserved and a gain of $68,000 from the sale of equipment.

About New Concept Energy, Inc.

New Concept Energy, Inc. is a Dallas-based company which owns 190 acres of land located in Parkersburg, West Virginia. Located on the land are four structures totaling approximately 53,000 square feet. For more information, visit the Company’s website at www.newconceptenergy.com.

Contact:

New Concept Energy, Inc.

Gene Bertcher, (800) 400-6407

info@newconceptenergy.com

NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,
	2022	2021
Assets

Current assets
Cash and cash equivalents	$436	$252
Note receivable and accrued interest from related party	3,542	3,560
Other current assets	30	-
Total current assets	4,008	3,812

Property and equipment, net of depreciation
Land, buildings and equipment	631	643

Note Receivable	-	-

Total assets	$4,639	$4,455

NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - CONTINUED

(amounts in thousands, except share amounts)

	December 31,
	2022	2021
Liabilities and stockholders' equity

Current liabilities
Accounts payable - trade (including $8 and $3 in 2022 and 2021 due to related parties)	$23	$28
Accrued expenses	40	32
Total current liabilities	63	60

Stockholders' equity
Series B convertible preferred stock, $10 par value, liquidation value of $100 authorized 100 shares, issued and outstanding one share	1	1
Common stock, $.01 par value; authorized, 100,000,000 shares; issued and outstanding, 5,131,934 shares at December 31, 2022 and 2021	51	51
Additional paid-in capital	63,579	63,579
Accumulated deficit	(59,055)	(59,236)
	4,576	4,395

Total liabilities & stockholders' equity	$4,639	$4,455

NEW CONCEPT ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	December 31,
	2022	2017	2021
Revenue
Rent	$101	$101	$101
Management Fee	$111
	212	101	101
Operating expenses
Operating Expenses	57	77	72
Corporate general and administrative	317	360	396
	374	437	468
Operating loss	(162)	(336)	(367)

Other income (expense)
Interest income from a related party	212	220	242
Interest income from a third party	-	8	16
Interest expense	-	(5)	(12)
Other income (expense), net	131	191	85
	343	414	331

Net income (loss) from continuing operations	181	78	(52)

Net income (loss) from discontinued operations
Gain (loss) from discontinued operations	-	-	(170)
Gain from Disposal of oil and gas operations	-	-	2,138
	-	-	1,968

Net income (loss) applicable to common shares	$181	$78	$1,916

Net income (loss) per common share-basic and diluted	$0.04	$0.01	$0.37

Weighted average common and equivalent shares outstanding - basic	5,132	5,132	5,132